Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of May 14, 2003, is entered into by and among Media 100 Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company and Purchasers have entered into a Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined below);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Board of Directors” shall mean the board of directors of the Company as constituted from time to time.

“CCM” shall mean any and all of (1) CCM Master Fund, Ltd. (“CCM Ltd.”), and (2) any affiliate thereof which is a holder of Preferred Shares originally issued to CCM Ltd.

“Charter”  shall mean the Company’s Restated Certificate of Incorporation as is in effect on the Closing Date (as defined below).

“Closing Date” shall mean May 14, 2003.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.01 par value, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares (as defined below).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Material Adverse Change” shall mean a material adverse change in the business, operations, affairs and conditions of the Company.

“Person or Persons” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Shares”  shall mean shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share.

“Registrable Securities” shall mean the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) publicly sold pursuant to Rule 144 under the Securities Act, or (c) which are eligible for resale under the provisions of Rule 144(k).

“Registration Expenses” shall mean the expenses so described in Section 8.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

“Subsidiary” or “Subsidiaries” shall mean any corporation, trust or other business entity of which the Company and/or any of its other subsidiaries directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation, trust or other business entity.

2.                                       Restrictive Legend.  Each certificate representing Preferred Shares, Conversion Shares or Registrable Securities shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3.                                       Notice of Proposed Transfer.  Prior to any proposed transfer of any Preferred Shares, Conversion Shares or Registrable Securities (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer.  Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that any transferee shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof.  Each certificate for Preferred Shares, Conversion Shares or Registrable Securities transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.  The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4.                                       Required Registration.

(a)                                  At any time after the first anniversary of the Closing Date, the holders of Registrable Securities constituting at least fifty percent (50%) in interest of the total shares of Registrable Securities then outstanding may request in writing that the Company register for sale under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders; provided that such shares constitute in the aggregate at least (i) fifty percent (50%) of the Registrable Securities then outstanding, and (ii) have an aggregate offering price to the public of not less than three million dollars ($3,000,000); and provided, further that, for so long as CCM owns at least 1,250 Preferred Shares, such request must include the request of CCM.  For purposes of this Section 4 and Sections 5, 6, 13(a) and 13(e), the term “Registrable Securities” shall be deemed to include the number of shares of Registrable Securities which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Stock; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock.

(b)                                 Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Registrable Securities and Preferred Shares from whom notice has not been received and such holders shall then be entitled within 15 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities.  The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within 15 days after the giving of such notice by the Company).  The Company shall be obligated to register Registrable Securities pursuant to this Section 4 on two occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of Registrable Securities and Preferred Shares (other than a withdrawal request made as a result of a material adverse change in the business or condition, financial or otherwise, of the Company between the date of filing of such registration statement and such withdrawal request).

(c)                                  The Company shall be entitled to include in any registration statement referred to in this Section 4 shares of Common Stock to be sold by the Company, its directors and officers, each for their own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

(d)                                 If in the opinion of the managing underwriter the inclusion of all of the Registrable Securities requested to be registered under this Section would adversely affect the marketing of such shares, shares to be sold by the holders of Registrable Securities, if any, shall be excluded only after any shares to be sold by the Company have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Securities.

5.                                       Incidental Registration.  If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Securities of its intention so to do.  Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered.  In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Securities owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Registrable Securities.

6.                                       Registration on Form S-3.  If at any time after the first anniversary of the Closing Date (i) a holder or holders of Registrable Securities request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders having an aggregate market value of not less than one million five hundred thousand dollars ($1,500,000), and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice.  Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to effect more than two registrations pursuant to this Section 6 in any twelve (12) month period, nor shall the Company be required to effect any registration under this Section 6 within 270 days of the effective date of a registration statement on From S-1.

7.                                       Registration Procedures.  If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible (subject to the provisions for delay in this Agreement):

(a)                                  prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all

Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c)                                  furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d)                                 use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                                  use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)                                    provide a transfer agent and registrar for all such Registrable Securities, not later than the effective date of such registration statement;

(g)                                 immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)                                 if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish to the underwriters on the date that Registrable Securities is delivered to the underwriters for sale pursuant to such registration:  (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters stating (A) that such registration statement has become effective under the Securities Act, and (B) that the registration statement and the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act;

(i)                                     advise each selling holder of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(j)                                     cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 90 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

8.                                       Expenses.  All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Registrable Securities (which counsel shall also be counsel to the Company unless there is a conflict of interest with respect to the representation of any selling shareholder or the underwriters otherwise object), but excluding any Selling Expenses, are called “Registration Expenses”.  All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6.  All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9.                                       Indemnification and Contribution.

(a)                                  In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder and all officers, directors, managers and employees of each such seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 4, 5 or 6, any final prospectus contained therein, or any amendment or supplement thereof, or any other violation of the securities laws in connection with any such registration statement, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission so made in conformity with information furnished by any such Indemnified Party in writing specifically for use in such registration statement or prospectus or (ii) an untrue statement or omission which untrue statement or omission was corrected in the final prospectus and a copy of such prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Party, or any person or entity on behalf of such Indemnified Party, whether as a result of negligence or otherwise.

(b)                                 In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 4, 5 or 6, any final prospectus contained therein, or any amendment or supplement thereof, or any other violation of the securities laws in connection with any such registration statement, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.

(c)                                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party (unless there is a conflict of interest with respect to the representation of any indemnified party in which case, the indemnified party shall be entitled to choose its own counsel at the indemnifying party’s expense), and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Securities, on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of  the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the sellers of such Registrable Securities, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.                                 Changes in Common Stock or Series A Convertible Preferred Stock.  If, and as often as, there is any change in the Common Stock or the Series A Convertible Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Series A Convertible Preferred Stock as so changed.

11.                                 Right of First Refusal

(a)                                  Right of First Refusal.  The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including, without limitation, Preferred Shares and debt securities convertible into equity securities of the Company, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security of the Company, unless in each case the Company shall have first offered to sell such securities (the “Offered Securities”) to the Purchasers (each an “Offeree” and collectively, the “Offerees”) as follows:  each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Registrable Securities then held by such Offeree bears to the total number of outstanding shares of Common Stock of the Company on such date and on a fully-diluted basis and giving effect to the conversion, exercise or exchange of all securities of the Company which may be converted to or exercised or exchanged for Common Stock of the Company (the “Pro Rata Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of ten (10) days from receipt of the offer.

(b)                                 Notice of Acceptance.  Notice of each Offeree’s intention to accept, in whole or in part, any Offer made pursuant to Section 11(a) shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 10-day period of such offer, setting forth such of the Offeree’s Pro Rata Amount as such Offeree elects to purchase (the “Notice of Acceptance”).

(c)                                  Conditions to Acceptances and Purchase.

(i)                                     Permitted Sales of Refused Securities.  In the event that Notices of Acceptance are not timely given by the Offerees in respect of all of the Offered Securities, the

Company shall have ninety (90) days from the expiration of the period set forth in Section 11(a) to close the sale of all or any part of such Offered Securities to the Person or Persons specified in the Offer, but only in all respects upon terms and conditions, including, without limitation, unit price, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

(ii)                                  Closing.  In the event that Notices of Acceptance are timely given by the Offerees in respect of all the Offered Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer but not later than the day which is 10 days after the end of the ten-day period specified in Section 11(a).  The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

(d)                                 Further Sale.  In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 11(c) may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 11(a), 11(b) and 11(c).

(e)                                  Termination of Right of First Refusal.  The rights of the Offerees under this Section 11 shall terminate on the earlier to occur of (a) when less than twenty percent (20%) of the Preferred Shares originally issued pursuant to the Purchase Agreement remain outstanding and (b) fifth anniversary of the Closing Date; provided, however, that the rights of the Purchasers pursuant to this Section 11 may be waived as to all of such Purchasers by the affirmative vote or written consent of holders of at least a majority in interest of the then outstanding Registrable Securities, and any such waiver shall be binding on all Purchasers, even if any of such Purchasers do not execute such waiver and irrespective of whether one or more Purchasers participates in the purchase of the Offered Securities.

(f)                                    Exception.  The rights of the Purchasers under this Section 11 shall not apply to:

(i)                                     Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

(ii)                                  Preferred Shares issued as a dividend to holders of Preferred Shares upon any subdivision or combination of shares of Preferred Shares,

(iii)                               the Conversion Shares,

(iv)                              the issuance of shares of Common Stock, or options exercisable therefor, including options outstanding on the date of this Agreement, to officers, directors, consultants and employees of the Company or any Subsidiary,

(v)                                 any securities issued pursuant to the acquisition of another entity by the Company by merger or purchase of all or substantially all of such entity’s equity or assets,

(vi)                              any securities issued in connection with a strategic partnership, joint venture or other similar agreement, and

(vii)                           any warrants to purchase Common Stock issued in connection with a bank loan or lease with a financial institution or the issuance of Common Stock upon the exercise of any such warrant.

(g)                                 Notwithstanding anything herein to the contrary, in no event shall the Company be required to comply with the provisions of Section 11 if any law or rule of securities exchange or market (including, but not limited to, the rules of the Nasdaq National Market and the National Association of Securities Dealers, Inc.) would require shareholder approval in connection with, or would otherwise prohibit such, offer or sale.

12.                                 Miscellaneous.

(a)                                  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Registrable Securities), whether so expressed or not, provided, however, that rights conferred herein shall only inure to the benefit of a transferee of Preferred Shares, Conversion Shares or Registrable Securities if the Company is given written notice of such transfer and (i) there is transferred to such transferee at least twenty percent (20%) of the Preferred Shares originally issued pursuant to the Purchase Agreement or (ii) such transferee is a partner, retired partner, shareholder or affiliate of a party hereto.  A transferee of Preferred Shares, Conversion Shares or Registrable Securities shall be deemed a party hereto upon satisfaction of the requirements contained in the previous sentence and the delivery to the Company of an agreement in writing agreeing to be bound by the terms and conditions and entitled to the rights and benefits of this Agreement.

(b)                                 All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

if to any subsequent holder of Preferred Shares, Conversion Shares or Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Conversion Shares or Registrable Securities) or to the holders of Preferred Shares, Conversion Shares or Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

(c)                                  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

(d)                                 This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority in interest of the Registrable Securities; provided, that the consent of CCM shall be required to amend any provision hereof which explicitly names CCM.  Notwithstanding the foregoing, the “Number of Preferred Shares” listed opposite CCM on Exhibit A attached hereto shall be automatically revised, without the consent of any party hereto, to reflect the issuance and sale of Preferred Stock on the Subsequent Closing Date (as such terms are defined in the Stock Purchase Agreement) and pursuant to the Stock Purchase Agreement.

(e)                                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)                                    The obligations of the Company to register shares of Registrable Securities under Sections 4, 5 or 6 shall terminate on the fifth anniversary of the Closing Date.

(g)                                 If requested in writing by the underwriters for any underwritten public offering of securities of the Company, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other shares of Common Stock (other than shares of Registrable Securities or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period not to exceed 180 days following the effective date of the registration statement relating to such offering; provided, however, all persons holding in excess of 5% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 12(g); and provided, further, however, that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Registrable Securities from such lock-up.

(h)                                 Notwithstanding the provisions of Section 7(a), the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for up to two periods not to exceed 90 days each in any 12-month period if the Company determines that such suspension is in the interests of the Company.

(i)                                     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the parties hereto as of the date first above written.

MEDIA 100 INC.

By:	/s/ John Molinari
Name:	John Molinari
Title:	President and CEO

CCM MASTER FUND, LTD.

By:	/s/ Clint Coghill
Name:	Clint Coghill
Title:	President & Chief Investment Officer

EXHIBIT A

List of Purchasers

Name and Address

Number of Preferred Shares

CCM Master Fund, Ltd. c/o Coghill Capital Management, LLC One North Wacker Drive, Suite 4725 Chicago, IL 60606 Tel: (312) 334-1100 Fax: (312) 334-1111 dlim@coghillcapital.com	1,045